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                                                                     Exhibit 1.1


                             NORWEST FINANCIAL, INC.

                                 DEBT SECURITIES

                             UNDERWRITING AGREEMENT



To the Underwriters named
in Schedule B hereto

Gentlemen:

                  The undersigned Norwest Financial Inc., an Iowa corporation (the "Company"), confirms its agreement with the several underwriters named in Schedule B hereto (the "Underwriters"), as set forth below. If the firm or firms listed in Schedule B hereto include only the firm or firms listed on Schedule A hereto (the "Representatives"), then the terms "Underwriters" and "Representatives", as used herein, shall each be deemed to refer to such firm or firms.

                  1. DESCRIPTION OF SECURITIES. The Company proposes to issue and sell debt securities of the title and amount set forth in Schedule A hereto (the "Securities"), to be issued under an indenture identified in Schedule A hereto (the "Indenture") between the Company and the trustee named therein (the "Trustee").

                  2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to, and agrees with, each Underwriter that:

                  (a) A registration statement on Form S-3 (with the file number set forth in Schedule A hereto), including a prospectus, relating to the securities has been carefully prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, has been filed with the Commission and has become effective. Such registration statement and prospectus may have been amended or supplemented from time to time prior to the date of this Agreement; any such amendment or supplement was so prepared and filed and any such amendment has become effective. A prospectus supplement (the "Prospectus Supplement") relating to the Securities has been so prepared and will be filed pursuant to Rule 424 under the Act. Copies of such registration statement and prospectus, any such amendment or supplement, the Prospectus Supplement and all documents incorporated by reference therein which were filed with the Commission on or prior to the date of this Agreement (including one fully executed copy of the registration statement and of each amendment thereto for each of you and for counsel for the Underwriters) have been delivered to you. Such registration statement and prospectus, as amended or supplemented to the date of this Agreement and as supplemented by the Prospectus Supplement, are herein referred to as the "Registration Statement" and the "Prospectus". Any reference herein to the Registration Statement or Prospectus shall be deemed to refer to and include the documents incorporated by reference therein which were filed with the Commission on or prior to the date of this Agreement, and any reference to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement or Prospectus shall be deemed to refer to and include the filing of any document with the Commission deemed to be incorporated by reference therein after the date of this Agreement

                  (b) The registration statement, at the time it became effective, any post-effective amendment thereto, at the time it became effective, the Registration Statement and the Prospectus, at the date of this Agreement and at the Closing Date (as hereinafter defined), and any amendment or supplement thereto, conformed or will conform in all material respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations; and no such document included or will include an untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; PROVIDED, HOWEVER, that the Company makes no representations or warranties as to (i) the information contained in or omitted from any such document in reliance upon and in conformity with information furnished in writing to the Company by you or on behalf of any Underwriter through you specifically for use in connection with the preparation of the Registration Statement or (ii) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee.

                  (c) The financial statements included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of income, stockholder's equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principals ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement. In addition, any pro forma financial statements and the related notes thereto included in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

                  (d) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise,



                                       2
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whether or not arising in the ordinary course of business (a "Material Adverse
Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except for regular dividends on the Company's common stock or preferred stock in amounts that are consistent with past practices or the applicable charter document or supplement thereto, respectively, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                  (e) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Iowa and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

                  (f) Each "significant subsidiary" of the Company (as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Act) (each a "Subsidiary and, collectively, the "Subsidiaries"), if any, has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the prospectus and is duly qualified or registered as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect. Except as otherwise disclosed in the Registration Statement and the Prospectus, all of the issued and outstanding common stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and (with the exception of directors' qualifying shares) is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

                  (g) This Agreement has been duly authorized, executed and delivered by the Company.

                  (h) The Indenture has been duly authorized by the Company and duly qualified under the Trust Indenture Act and, when duly executed and delivered by the Company and the Trustee, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditor's rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

                  (i) The Securities have been duly authorized and, at the Closing Time, will have been duly executed by the Company and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price thereof



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as provided in this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

                  (j) The Securities and the Indenture will conform in all material respects to the respective statements relating thereto contained in the Prospectus and will be in substantially the respective forms filed or incorporated by reference, as the case may be, as exhibits to the Registration Statement.

                  (k) Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, "Agreements and Instruments") except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Indenture and the Securities and the consummation of the transactions contemplated herein and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Company with its obligations hereunder and under the Indenture and the securities have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations (except for such violations that would not result in a Material Adverse Effect). As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

                  (l) There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the

Company of its obligations hereunder (other than as disclosed in the Registration Statement); the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect.

                  (m) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations under this Agreement or in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement or for the due execution, delivery or performance of the Indenture by the Company, except such as have been already obtained or as may be required under the Act or the Rules and Regulations or state securities laws and except for the qualification of the Indenture under the Trust Indenture Act.

                  (n) The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an `investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

                  3. PURCHASE, SALE AND DELIVERY OF SECURITIES. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price set forth in Schedule A hereto, the amount of Securities set forth opposite each Underwriter's name in Schedule B hereto reduced by such Underwriter's portion of any Contract Securities (as hereinafter defined), determined as provided below.

                  If so authorized in Schedule A hereto, the Underwriters may solicit offers from investors of the types set forth in the Prospectus to purchase Securities from the Company pursuant to delayed delivery contracts ("Delayed Delivery Contracts"). Such contracts shall be substantially in the form of Exhibit I hereto but with such changes therein as the Company may approve. Securities to be purchased pursuant to Delayed Delivery Contracts are herein called "Contract Securities". When Delayed Delivery Contracts are authorized in Schedule A, the Company will enter into a Delayed Delivery Contract in each case where a sale of Contract Securities arranged through you has been approved by the Company but, except as the Company may otherwise agree, such Delayed Delivery Contracts must be for at least the minimum amount of Contract Securities set forth in Schedule A hereto, and the aggregate amount of Contract Securities may not exceed the amount set forth in such Schedule. The Company will advise you not later than 10:00 a.m., New York City time, on the third full business day preceding the Closing Date (or at such later time as you may otherwise agree) of the sales of the Contract Securities which have been so approved. You and the other Underwriters will not have any responsibility in respect of the validity or performance of Delayed Delivery Contracts.

                  The amount of Securities to be purchased by each Underwriter as set forth in Schedule B hereto shall be reduced by an amount which shall bear the same proportion to the total amount of Contract Securities as the amount of Securities set forth opposite the name of



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

such Underwriter bears to the total amount of Securities set forth in Schedule B hereto, except to the extent that you determine that such reduction shall be otherwise than in such proportion and so advise the Company; PROVIDED, HOWEVER, that the total amount of Securities to be purchased by all Underwriters shall be the total amount of Securities set forth in Schedule B hereto less the aggregate amount of Contract Securities.

                  The Securities to be purchased by the Underwriters will be delivered by the Company to you for the accounts of the several Underwriters at the office specified in Schedule A hereto against payment of the purchase price therefor by wire transfer in immediately available funds to the account of the Company specified in Schedule A hereto on the date and at the times specified in such Schedule A, or at such other time not later than eight full business days thereafter as you and the Company determine, such time being herein referred to as the "Closing Date". Such Securities will be prepared in definitive form and in such authorized denominations and registered in such names as you may require upon at least three business days' prior notice to the Company and will be made available for checking and packaging at the office at which they are to be delivered on the Closing Date (or such other office as may be specified for that purpose in Schedule A) not later than noon on the business day prior to the Closing Date.

                  It is understood that you, acting individually and not in a representative capacity, may (but shall not be obligated to) make payment to the Company on behalf of any other Underwriter for Securities to be purchased by such Underwriter. Any such payment by you shall not relieve any such Underwriter of any of its obligations hereunder.

                  The Company will pay to you on the Closing Date for the accounts of the Underwriters any fee, commission or other compensation which is specified in Schedule A hereto. Such payment will be made by wire transfer in immediately available funds.

                  4. AGREEMENTS. The Company agrees with each Underwriter that:

                  (a) The Company will cause the Prospectus Supplement to be filed pursuant to Rule 424(b) under the Act and will notify you promptly of such filing. During the period in which a prospectus relating to the Securities is required to be delivered under the Act, the Company will notify you promptly of the time when any amendment to the Registration Statement has become effective or any subsequent supplement to the Prospectus has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information; it will prepare and file with the Commission, promptly upon your request, any amendments or supplements to the Registration Statement or Prospectus which, in your opinion, may be necessary or advisable in connection with the distribution of the Securities by the Underwriters; it will file no amendment or supplement to the Registration Statement or the Prospectus (other than any prospectus supplement relating to the offering of securities other than the Securities registered under the Registration Statement or any document required to be filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which upon filing is deemed to be incorporated by reference therein) to which you shall reasonably object by notice to the Company after having been furnished a copy a reasonable time prior to the filing; and it will furnish to you at or prior to the filing thereof a copy of any such prospectus supplement or any document which upon filing is deemed to be incorporated by reference in the Registration Statement or the Prospectus.


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

                  (b) The Company will advise you, promptly after it shall receive notice or obtain knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and it will promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued.

                  (c) Within the time during which a prospectus relating to the Securities is required to be delivered under the Act, the Company will comply as far as it is able with all requirements imposed upon it by the Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Securities as contemplated by the provisions hereof and the Prospectus. If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or if during such period it shall be necessary to amend or supplement the Registration Statement or the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company will promptly prepare and file with the Commission, subject to paragraph (a) of this Section 4, an amendment or supplement to the Registration Statement or the Prospectus which will correct such statement or omission or an amendment which will effect such compliance.

                  (d) The Company will make generally available to its security holders, as specified in Rule 158 under the Act, and to you as soon as practicable, but not later than 15 months after the end of the Company's current fiscal quarter, an earnings statement (which need not be audited) of the Company and its subsidiaries, covering a 12-month period beginning after the effective date of the Registration Statement, which will satisfy the provisions of Section 11(a) of the Act and Rule 158 thereunder.

                  (e) The Company will furnish to the Underwriters copies of the Registration Statement and the Prospectus (including all documents incorporated by reference therein), and all amendments and supplements to the Registration Statement or the Prospectus which are filed with the Commission during the period in which a prospectus relating to the Securities is required to be delivered under the Act (including all documents filed with the Commission during such period which are deemed to be incorporated by reference therein), in each case in such quantities as you may from time to time reasonably request. The Company will pay the expenses of printing all documents related to the offering.

                  (f) The Company will arrange for the qualification of the Securities for sale under the laws of such jurisdictions as you may designate, will maintain such qualifications in effect so long as required for the distribution of the Securities and will arrange for the determination of the legality of the Securities for purchase by institutional investors.

                  (g) The Company will not, without your consent, offer or sell, or publicly announce its intention to offer or sell, any debt securities denominated in U.S. dollars having a maturity of more than one year (except under prior contractual commitments or pursuant to bank

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credit-agreements) during the period beginning the date of this Agreement and ending the business day following the Closing Date.

                  5. EXPENSES. Whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, the Company will pay all costs and expenses incident to the performance of the obligations of the Company hereunder, including, without limiting the generality of the foregoing, all costs, taxes and expenses incident to the issue and delivery of the Securities to the Underwriters, all fees and expenses of the Company's counsel and accountants, all costs and expenses incident to the preparing, printing, filing and distribution of all documents relating to the offering and this underwriting, and all costs and expenses (including fees of counsel for the Underwriters not exceeding $10,000 and their disbursements) incurred in connection with "blue sky" qualifications, the legality of the Securities for investment and the rating of the Securities. Except as provided in this Section 5 and Section 7 hereof, the Underwriters will pay all their own costs and expenses, including the fees of their counsel and any advertising expenses in connection with any offer they may make.

                  6. CONDITIONS TO THE OBLIGATIONS OF THE UNDERWRITERS. The obligations of the Underwriters to purchase and pay for the Securities as provided herein shall be subject to the accuracy in all material respects of the representations and warranties on the part of the Company contained herein as of the date hereof and the Closing Date, to the accuracy of the statements of the Company officers made in any certificates given pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

                  (a) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, threatened.

                  (b) The Company shall have furnished to you the opinion of Steve R. Wagner, Esq., counsel for the Company, dated the Closing Date, to the effect that:

                           (i) the Company has been duly incorporated and is, on
the Closing Date, validly existing as a corporation in good standing under the laws of the State of Iowa with corporate power to own its property and conduct its business as described in the Prospectus;

                           (ii) each of the active subsidiaries of the Company
has been duly organized and is, on the Closing Date, validly existing as a corporation or business trust in good standing under the laws of the jurisdiction of its organization with corporate power to own its property and conduct its business as described in the Prospectus;

                           (iii) the Company is duly licensed and duly qualified
to do business as a foreign corporation and is in good standing in all jurisdictions in which, to the best of such counsel's knowledge, such licensing or qualification is required by virtue of the direct making of loans and the direct purchase of installment sale contracts, and each of the active subsidiaries of the Company is duly licensed and duly qualified or registered to do business and is in good standing in all other jurisdictions in which, to the best of such counsel's knowledge, the nature of the business transacted by it makes such licensing or qualification necessary; PROVIDED, HOWEVER,

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that the foregoing opinion may be subject to certain exceptions, which exceptions do not, in the opinion of the Company, expose the Company or its subsidiaries to penalties, liabilities or loss of business which would in the aggregate be materially adverse to the Company and its subsidiaries, taken as a whole; all of the outstanding capital stock or certificates of participation of such subsidiaries have been duly and validly authorized and issued and are fully paid and non-assessable; and to the best of such counsel's knowledge, the Company owns, free and clear of any claims, liens or encumbrances, all of the outstanding common stock (except directors' qualifying shares) or certificates of participation of each subsidiary;

                           (iv) the Indenture has been duly authorized, executed
and delivered by the Company, has been duly qualified under the Trust Indenture Act, and constitutes a legal, valid and binding instrument enforceable against the Company in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally from time to time in effect);

                           (v) the Securities have been validly authorized, duly
executed by the proper officers of the Company, duly authenticated by the Trustee and delivered, and are (and any Contract Securities, when duly executed, authenticated, issued and delivered in accordance with the Delayed Delivery Contracts, if any, will be) legal, valid and binding obligations of the Company entitled to the benefits of the Indenture (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally from time to time in effect);

                           (vi) the Securities and the Indenture conform to the
statements concerning them in the Registration Statement and the Prospectus;

                           (vii) the Registration Statement has become effective
under the Act and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and the Registration Statement and the Prospectus, each amendment or supplement thereto and each document incorporated by reference in the Prospectus comply as to form in all material respects with the requirements of the Act, the Trust Indenture Act, the Exchange Act and the applicable rules and regulations of the Commission thereunder (except that such counsel need express no opinion as to the financial statements or other data of a financial nature); such counsel has no reason to believe that either the Registration Statement or the Prospectus, as of its date or as of the Closing Date, or any such amendment or supplement or any such document filed with the Commission and incorporated by reference in the Prospectus contain any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading (except as aforesaid); and the statements made in the Prospectus under the heading "Description of Debt Securities", insofar as they purport to summarize provisions of documents specifically referred to therein, fairly present the information called for with respect thereto by the registration statement form;

                           (viii) all descriptions in the Registration Statement
and the Prospectus of statutes, legal and governmental proceedings, and contracts and other documents are accurate and fairly present the information required to be shown; and such counsel does not know of any legal or governmental proceedings required to be described in the Prospectus (or required to be filed under the Exchange Act if upon such filing it would be incorporated by reference therein) which are not described or filed as required, nor of any contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement (or required to be filed under the Exchange Act if upon such filing they would be incorporated by reference in the Prospectus) which are not described or filed as required;

                           (ix) this Agreement and any Delayed Delivery
Contracts have been duly authorized, executed and delivered by the Company;

                           (x) performance of this Agreement and the Indenture
and of the Securities and any Delayed Delivery Contract is not in violation of any mortgage, indenture, contract, agreement, indebtedness or obligation applicable to the Company or any of its subsidiaries nor will such performance result in any violations of the charter or by-laws of the Company or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to such counsel, of any government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or their properties, assets or operations;

                           (xi) the Securities are not junior and subordinate to
any other indebtedness of the Company; and

                           (xii) no consent, approval, authorization or order of
any court or governmental agency, authority or body, to the knowledge of such counsel, is required for the consummation by the Company of the transactions contemplated herein or in any Delayed Delivery Contract except such as have been obtained under the Act and the Trust Indenture Act and such as may be required under the securities or blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters.

                  In rendering the opinion above, Steve R. Wagner, Esq. may rely as to the execution and authentication of the Securities and the execution of the Indenture on certificates of the Trustee.

                  (c) You shall have received from your counsel, Orrick, Herrington & Sutcliffe, such opinion or opinions dated the Closing Date with respect to the issuance and sale of the Securities, the Registration Statement, the Prospectus and other related matters as you may reasonably require, and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters. Such counsel may rely upon the opinion of Steve R. Wagner, Esq., as to all matters of Iowa law, and may rely as to the execution and authentication of the Securities and the execution of the Indenture on certificates of the Trustee.

                  (d) The Company shall have furnished to you a certificate of the President or any Vice President and of the Treasurer or an Assistant Treasurer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus and this Agreement and that:

                           (i) the representations and warranties of the Company
in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

                           (ii) no stop order suspending the effectiveness of
the Registration Statement has been issued, and no proceedings for that purpose have been instituted or, to their knowledge, threatened;

                           (iii) the Registration Statement, including any
supplements or amendments thereto, does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus, including any supplements or amendments thereto, does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and since the effective date of the Registration Statement there has not occurred any event concerning which information is required to be set forth in an amended or supplemented prospectus which has not been so set forth and there has been no document required to be filed under the Exchange Act and the rules and regulations thereunder and which upon such filing would be deemed to be incorporated by reference in the Prospectus, which has not been so filed; PROVIDED, HOWEVER, that the statements contained in this paragraph shall not be deemed to refer to (x) that part of the Registration Statement which constitutes the Form T-1 of the Trustee under the Indenture or (y) the information contained in or omitted from the Registration Statement or the Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through you specifically for use in connection with the preparation thereof, as stated in Section 8(b) hereof;

                           (iv) since the respective dates as of which
information is given in the Registration Statement and the Prospectus, there have been no material adverse changes in the condition, financial or otherwise, or in the earnings or business affairs of the Company and its subsidiaries taken as a whole other than changes disclosed by or contemplated in the Registration Statement and the Prospectus and that all outstanding shares of capital stock and certificates of participation of its subsidiaries owned by the Company are free and clear of all liens, encumbrances and equities;

                           (v) the Company has not sustained a loss on account
of fire, flood, accident or other calamity which materially and adversely affects the business of the Company and its subsidiaries taken as a whole as shown in the Registration Statement and the Prospectus, regardless of whether or not such loss shall have been insured; and

                           (vi) they do not know of any litigation or any
governmental proceeding pending or threatened of a character which would materially and adversely affect the subject matter of this Agreement or be required to be disclosed in the Registration Statement (or be required to be filed under the Exchange Act if upon such filing it would be incorporated by reference in the Prospectus) which is not so disclosed or filed, and that they do not know of any material contracts which are required to be filed as exhibits to the Registration Statement which are not so filed.

                  (e) You shall have received, on the Closing Date, a letter addressed to you from Deloitte & Touche LLP (with respect to financial information prior to March 31, 1999, if any) or KPMG Peat Marwick LLP (with respect to financial information on or subsequent to March 31, 1999), dated the Closing Date, to the effect set forth in Exhibit II hereto, with respect to the Registration Statement and the Prospectus.

                  (f) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been (i) any change or decrease specified in the letter referred to in paragraph
(e) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition, financial or otherwise, or in the earnings, business affairs or properties of the Company and its subsidiaries, taken as a whole, the effect of which, in any case referred to in clause (i) or (ii) above, is, in your good faith judgment, so material and adverse as to make it impractical or inadvisable to proceed with the public offering or the delivery of the Securities as contemplated by the Registration Statement and the Prospectus.

                  (g) Prior to the Closing Date, the Company shall have furnished to you such further information, certificates and documents as you may reasonably request.

                  If any of the conditions specified in this Section 6 shall not have been fulfilled when and as required by this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects satisfactory in form and substance to you and your counsel, this Agreement and all obligations of the Underwriters hereunder may be cancelled at, or at any time prior to, the Closing Date by you. Notice of such cancellation shall be given to the Company in writing, or by telegraph confirmed in writing.

                  7. REIMBURSEMENT OF UNDERWRITERS' EXPENSES. If the sale of the Securities provided for herein is not consummated because of any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will reimburse the Underwriters severally upon demand for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

                  8. INDEMNIFICATION AND CONTRIBUTION. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person who controls any Underwriter within the meaning of the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, or any amendment thereof or supplement thereto, or any related prospectus supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability (or actions in respect thereof) arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made or incorporated therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through you, specifically for use in connection with the preparation thereof, or made in the Form T-1. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

                  (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the Registration Statement and each person, if any, who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through you specifically for use in the preparation of the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.

                  (c) Promptly after receipt by an indemnified party under this
Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; the omission of any indemnified party so to notify any indemnifying party of such action shall relieve the indemnifying party from any liability under this Section 8 which it may have to such indemnified party (and persons controlling such indemnified party), but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 8. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent that it may wish to assume the defense thereof, with counsel satisfactory to such indemnified party, it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; PROVIDED, HOWEVER, if the defendants (including impleaded parties) in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this
Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by you in case of paragraph (a) representing the indemnified parties under paragraph (a) or (b), as the case may be, who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).

                  (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in paragraph (a) or (b) is due in accordance with its terms but is for any reason held by a court to be unavailable from the Company or the Underwriters, as the case may be, on the grounds of policy or otherwise, the Company and the Underwriters shall contribute to the aggregate losses, claims, damages and liabilities (including any legal and other expenses reasonably incurred in connection with investigating or defending same to which the Company and one or more of the Underwriters may be subject) in such proportion so that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus bears to the public offering price appearing thereon and the Company is responsible for the balance; PROVIDED, HOWEVER, that (y) in no case shall any Underwriter be responsible for any amount in excess of the underwriting discount applicable to the Securities purchased by such Underwriter hereunder and (z)no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of the Act shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Company within the meaning of the Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clause (y) of this paragraph (d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph (d), notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from who contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this paragraph (d). Each Underwriter's obligation to contribute pursuant to this section is several and not joint.

                  9. DEFAULT BY AN UNDERWRITER. If any one or more of the Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule B hereto bears to the aggregate amount of Securities set opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; PROVIDED, HOWEVER, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule B hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter, as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding seven business days, as you shall determine in order that the required changes in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

                  10. TERMINATION. This Agreement shall be subject to termination in your absolute discretion, by notice given to the Company prior to delivery of and payment for all the Securities, (i) if prior to such time trading in securities generally on the New York Stock Exchange shall have been suspended or limited (other than by an adjustment of the regular business hours of the Exchange) or minimum prices shall have been established on such Exchange, or if a banking moratorium shall have been declared either by Federal or New York State authorities, or if trading in any securities of the Company shall have been suspended or halted, (ii) if there shall have occurred since the execution of this Agreement any outbreak or material escalation of hostilities or other national or international calamity or crises the effect of which is such as to make it, in the good faith and reasonable judgment of each Representative (after consultation with the Company), impractical to market the Notes or enforce contracts for the sale of the Notes, (iii) if the rating assigned by any nationally recognized securities rating agency (to which the Company has applied for such rating) to any debt securities of the Company as of the date hereof shall have been lowered since that date or if any such rating agency shall have publicly announced that it has placed any debt securities of the Company on what is commonly termed a "watch list" for possible downgrading, or (iv) if there shall have come to either Agent's attention any facts that would cause such Agent to reasonably determine in good faith that the Prospectus, at the time it was required to be delivered to a purchaser of Notes, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time of such delivery, not misleading.

                  11. REPRESENTATIONS AND INDEMNITIES TO SURVIVE. The respective agreements, representations, warranties, indemnities and other written statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its officers or directors or any controlling person referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

                  12. NOTICES. All communications hereunder will be in writing, and if sent to you, will be mailed, delivered or telegraphed and confirmed to you at your address set forth for that purpose in Schedule A hereto, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at its office, 206 Eighth Street, Des Moines, Iowa 50309, Attention: Patricia J. McFarland, Esq., Vice President, General Counsel and Secretary. Notices to any Underwriter pursuant to Section 8 hereof shall be mailed, delivered or telegraphed and confirmed to such Underwriter's address furnished to the Company in writing for the purpose of communications hereunder. Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

                  13. PARTIES. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors, and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

                  In all dealings with the Company under this Agreement, you shall act on behalf of each of the several Underwriters, and any action under this Agreement taken by you or by any one of you designated in Schedule A hereto will be binding upon all the Underwriters.

                  14. APPLICABLE LAW. This Agreement will be governed by and construed in accordance with the law of the State of New York.

                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

                                         Very truly yours,


                                         NORWEST FINANCIAL, INC.




                                         By:   _________________________________
                                               Title:


The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.




         By :


         By:    ___________________________________
                Title:

                                   SCHEDULE A

Underwriting Agreement dated:

Registration Statement No.                      333-

Representatives:



Title of Securities:

Amount of Securities:                           $

Indenture:

Purchase Price:

Price to Public:

Final Maturity:

Interest Rate:

Redemption:

Delayed Delivery

Fee

Minimum principal amount
     of each Contract:

Maximum aggregate principal
     amount of all Contracts:

Closing Office for delivery
     of Securities:

Office for payment of Securities:  Orrick, Herrington & Sutcliffe LLP

Date and time of Closing:

Office for checking Securities:

Account of the Company
     into which purchase funds
     are to be wired:

Credit:


Underwriting commissions
     or other compensation:

Address for notices
     per Section 12:



Name of Underwriter to
     act per Section 13:

                                   SCHEDULE B

                                              Principal Amount of Securities
Underwriter                                          to be Purchased
-----------                                          ---------------




                                                     ---------------

                                                     ---------------

                                    EXHIBIT I

                             NORWEST FINANCIAL, INC.

                            DELAYED DELIVERY CONTRACT

                                     [DATE]

NORWEST FINANCIAL, INC.

Gentlemen:

                  The undersigned hereby agrees to purchase from Norwest Financial, Inc. (hereinafter called the "Company), and the Company agrees to sell to the undersigned, as of the date hereof, for delivery on ____ __, 200_ ("Delivery Date")

                                        $

principal amount of the Company's Notes 200_ Series due , 200_ (the "Securities"), offered by the Company's Prospectus relating thereto, receipt of a copy of which is hereby acknowledged, at a purchase price of % of the principal amount thereof plus accrued interest, if any, and on the further terms and conditions set forth in this contract.

                  Payment for the Securities which the undersigned has agreed to purchase for delivery on the Delivery Date shall be made to the Company or its order by certified or official bank check in New York Clearing House funds at the office of Orrick, Herrington & Sutcliffe LLP at 10:00 a.m. eastern standard time, on such Delivery Date upon delivery to the undersigned of the Securities to be purchased by the undersigned for delivery on such Delivery Date in definitive form and in such denominations and registered in such names as the undersigned may designate by written or telegraphic communication addressed to the Company not less than five full business days prior to such Delivery Date. If no designation is received, the Securities will be registered in the name of the undersigned and issued in a denomination equal to the aggregate principal amount of Securities to be purchased by the undersigned on such Delivery Date.

                  The obligation of the undersigned to take delivery of, and make payment for, Securities on the Delivery Date shall be subject only to the conditions that (1) investment in the Securities shall not at such Delivery Date be prohibited under the laws of any jurisdiction in the United States to which the undersigned is subject, which investment the undersigned represents is not prohibited on the date hereof, and (2) the Company shall have delivered to the Underwriters the principal amount of the Securities to be purchased by them pursuant to the Underwriting Agreement referred to in the Prospectus mentioned above and received payment therefor.

                  Promptly after completion of the sale to the Underwriters, the Company will mail or delivered to the undersigned at its address set forth below notice to such effect, accompanied by a copy of the opinion of counsel for the Company delivered to the Underwriters in connection therewith.

                  This contract will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

                  It is understood that the acceptance of this contract and any other similar contracts is in the Company's sole discretion and, without limiting the foregoing, need not be on a first-come, first-served basis. If this contract is acceptable to the Company, it is requested that the Company sign the form of acceptance below and mail or deliver one of the counterparts hereof to the undersigned at its address set forth below. This will become a binding contract between the Company and the undersigned when such counterpart is mailed or delivered.

                  This contract shall be governed by, and construed in accordance with, the laws of the State of New York.


                                           Very truly yours,

                                           __________________________________
                                           (Name of Purchaser)

                                           By: ______________________________

                                           (Title of Signatory)


                                           (Address of Purchaser)


Accepted, as of the above date.
NORWEST FINANCIAL, INC.

By:      _________________________
         (Title of Signatory)

                                   EXHIBIT II

                  (1) They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the Exchange Act and the respective applicable published rules and regulations thereunder and the answer to Item 10 of the Registration Statement on Form S-3 is correct insofar as it relates to them.

                  (2) In their opinion, the audited financial statements included or incorporated by reference in the Registration Statement and the Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the published rules and regulations thereunder.

                  Include the following clauses modified appropriately in light of each of the documents incorporated by reference in the Prospectus and any interim results contained in the Prospectus.

                  (3) On the basis of procedures referred to in such letter, including a reading of the latest available interim financial statements of the Company and inquiries of officials of the Company responsible for financial and accounting matters, nothing came to their attention which caused them to believe that:

                  (a) at the date of the latest available interim unaudited statement of consolidated financial position of the Company, there were any changes in the capital stock or long-term debt, except for scheduled redemptions of long-term debt, or any decreases in consolidated finance receivables -- net, total assets or stockholder's equity of the Company and its subsidiaries on a consolidated basis, as compared with the amounts shown on the December 31, ____ audited consolidated balance sheet included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, ____ and incorporated by reference in the Prospectus.

                  (b) for the period from January 1, ____ to _______ __, 200_, there were any decreases, as compared with the corresponding period in the preceding year, in total income, net earnings or the ratio of earnings to fixed charges of the Company and its subsidiaries, or

                  (c) at a specified date not more than five business days prior to the date of such letter, there were any changes in the capital stock or long-term debt, except for scheduled redemptions of long-term debt, or any decrease in stockholder's equity of the Company and its subsidiaries on a consolidated basis, as compared with the amounts shown on the latest available unaudited consolidated balance sheet of the Company, except in all cases for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by you.

                  4. In addition to their examination referred to in their report incorporated by reference in the Registration Statement and the Prospectus and the procedures referred to in (3) above, they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company) incorporated by reference in the Registration Statement and the Prospectus and appearing in the Prospectus or incorporated documents under the captions "BUSINESS - CONSUMER FINANCE OPERATIONS - Growth and Volume of Consumer Finance Business, - Regulation, Business Methods, - Loss Experience, - Loss Experience, SOURCES OF FUNDS", "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS", and in Exhibit 12 to the Registration Statement agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation.



                                      II-2